SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 1, 2000

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27610 (Commission File No.)	11-2882328 (IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513)792-9292

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

LCA-Vision Inc. issued a press release announcing the acceleration of its LasikPlus expansion program.

Item 7. Financial Statements and Exhibits

(a) Exhibits

99.1 Press Release dated June 1, 2000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: June 1, 2000	By: /s/ Alan H. Buckey Alan H. Buckey Executive Vice President, Chief Financial Officer and Treasurer

Contacts:	Alan H. Buckey, CFO LCA-Vision Inc. (513) 792 - 9292	The Dilenschneider Group Joel Pomerantz (Media) Ken DiPaola (IR) (212) 922-0900

LCA-VISION ACCELERATES LASIKPLUS EXPANSION

CINCINNATI, OH, June 1, 2000 -- LCA-Vision Inc. (NASDAQ NM: LCAV), a leading U.S. provider of laser vision correction services, today announced that it has signed lease agreements for eight new LasikPlus locations. The planned openings will bring to 12 the number of new centers opened this year. LCA-Vision expects to have 33 LasikPlus centers in operation before the end of the third quarter.

Thomas E. Wilson, president and chief operating officer of LCA Vision stated, "Our strategy is to become the dominant provider of laser vision correction in each of our chosen markets. By combining the best available technology, highly skilled surgeons and staff, value pricing and aggressive marketing, we will build a commanding presence in each of our markets."

Commenting on current industry conditions, Mr. Wilson said demand for laser vision correction remains strong but characterized today's marketplace as "fiercely competitive." He added, "The reduction of the VISX per procedure license fee should have improved overall industry profitability. This hasn't happened because discount providers, willing to use below-cost pricing to buy market share, have put considerable pressure on pricing and margins in some markets.

"These deep discounters are thinly capitalized and burning large sums of money. They need extremely high patient volumes just to break even. For this reason, we do not believe today's low pricing levels are sustainable long term. LCA-Vision is not about to surrender the marketplace. We have the financial strength necessary to compete with them on the basis of superior technology, clinical experience, quality outcomes and marketing resources. When forced to do so, we can also compete on price.

"As a competitive response, we are testing regional pricing based on local market conditions and may expand this practice going forward, if necessary. While this would raise our break-even point and could reduce operating results below last year's levels, we believe that achieving our goal of market leadership will substantially enhance LCA-Vision's competitive position and the company's long-term value for its shareholders."

LCA-Vision currently owns and operates 26 laser vision correction centers in the U.S., Canada, and Europe.

For additional information, please visit our websites at www.lca-vision.com and www.lasikplus.com.

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This release contains forward-looking statements that are subject to risks and uncertainties including but not limited to, the impact of competition and pricing, procedure demand and marketplace acceptance, and unforeseen fluctuations in operating results and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission.